EXHIBIT 10.3

June 13, 2003

FiberNet Telecom Group, Inc.

570 Lexington Avenue

New York, New York 10022

RE:	Subordinated Draw Down Credit Facility

Ladies and Gentlemen:

1. Loan. This letter when fully executed will constitute a loan agreement (the “Agreement”) among North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. (collectively, the “Lenders”), and FiberNet Telecom Group, Inc., a Delaware corporation (the “Borrower”), pursuant to which the Lenders, jointly and severally, on the terms and conditions provided herein, shall agree to make one or more loans to or for the benefit of the Borrower hereunder (each a “Loan” and collectively, the “Loans”), provided the aggregate principal amount of all Loans shall not exceed Three Million Dollars ($3,000,000.00). The day on which the Lenders make a Loan is referred to herein as a “Closing Date.” Each Lender’s obligation to make a Loan is subject to the Borrower’s fulfillment of each of the applicable conditions set forth in Section 7 hereof.

2. Loan Documents.

a. Notes. At each Closing Date, the Loans shall be evidenced by separate subordinated promissory notes issued to the Lenders in the principal amount of each such Loan in the form attached hereto as Exhibit A (together with any replacements and substitutes therefor, the “Notes”). The accrued interest on the principal amount of the Notes shall be calculated at the rate of 6% per annum and shall be payable semi-annually in cash, subject to Section 6 hereof, or in shares of the Borrower’s common stock, par value $.001 per share (the “Common Stock”), at the option of the Borrower, as more fully set forth in Section 5 hereof.

b. This Agreement, the Notes, the Draw Down Notices (as defined in Section 4 hereof) and each other document which evidences and/or secures the Loans are hereinafter collectively rePferred to as the “Loan Documents.”

3. Term and Termination. Subject to Section 9 hereof, the aggregate principal amount of the outstanding Notes and all accrued and unpaid interest thereon and other sums owing hereunder and thereunder shall be due and payable on the earlier (the “Maturity Date”) of: (i) July 31, 2007, or (ii) the acceleration of the obligations as contemplated by this Agreement. The Maturity Date may be extended as agreed upon in writing between the parties.

4. Draw Down Terms and Procedures. The Borrower shall deliver to the Lenders an executed draw down notice in connection with each request for a Loan to be made by the Lenders under this Agreement in the form attached hereto as Exhibit B (a “Draw Down Notice”). The Draw Down Notice shall be delivered to the Lenders at least two (2) business days prior to the Lenders making any Loan hereunder. The Borrower shall not make any request for a Loan and the Lenders shall not be obligated to honor any request for a Loan pursuant to this Agreement if such request is for an amount exceeding $250,000 in any twenty-four (24) hour period; provided, however, this limitation may be waived with the prior written consent of the Lenders. The right of the Borrower to issue a Draw Down Notice and request a Loan pursuant to this Agreement shall terminate on December 31, 2003, unless otherwise extended in writing by the Lenders, the Borrower and the Senior Lenders (as defined in Section 7 hereof) under the Senior Credit Facility (as defined in Section 7 hereof). Other than with the prior written consent of the Lenders, all Loans made to the Borrower pursuant to this Agreement shall be used solely to repurchase shares of the Borrower’s Common Stock in the open market or in private transactions. Upon the Lenders’ receipt of a Draw Down Notice, the Lenders shall make the Loan to the Borrower within two (2) business days of the date of receipt of such Draw Down Notice.

5. Repayment of Loans. Subject to the provisions of Section 6 hereof, the Borrower may, at its option, repay the principal amount under the Notes and any interest accrued thereon in cash, subject to Section 6 hereof, or in shares of Common Stock. In the event that the Borrower elects to repay any of the principal amount under the Notes or any interest accrued thereon in shares of Common Stock, the Borrower shall provide each of the Lenders with twenty (20) trading days prior written notice (the “Borrower’s Repayment Notice”) of its intention to make such payments in shares of Common Stock. The number of shares of Common Stock to be issued as payment of the principal amount under the Notes and any interest accrued thereon and upon a Triggering Event (as defined in Section 10 hereof) shall be an amount equal to the quotient of (a) aggregate principal amount of the Notes plus accrued and unpaid interest thereon to be paid in shares of Common Stock, divided by (b) ninety-two percent (92%) of the average of the Volume Weighted Average Prices (as defined below) of the Common Stock for the twenty (20) trading days immediately prior to the date of the Borrower’s Repayment Notice. For purposes of this Agreement, Volume Weighted Average Price shall mean the daily volume weighted average price (based on a trading day from 9:30 a.m. to 4:00 p.m. eastern time) of the Common Stock on The Nasdaq SmallCap Market or the OTC Bulletin Board as reported by Bloomberg Financial LP using the AQR function. If the Borrower elects to repay the outstanding principal amount of the Notes and accrued but unpaid interest thereon in shares of Common Stock, the Borrower represents and warrants that the shares of Common Stock shall be issued in a transaction exempt from registration in accordance with the Securities Act of 1933, as amended (the “Securities Act”). Notwithstanding any other provision in the Loan Documents, the Borrower shall not be obligated to issue any shares of Common Stock in repayment of the Loans and accrued interest thereon which, in the aggregate, would exceed 9.99% of the outstanding Common Stock as of the date of this Agreement.

6. Subordination to Borrower’s Senior Credit Facility. This Agreement and the Notes shall be subject to the terms and conditions of that certain Subordination Agreement, dated of even date herewith among Deutsche Bank AG New York Branch, as administrative agent for the Senior Lenders (as defined in Section 7.b. hereof), and the Lenders (the “Subordination Agreement”), attached hereto as Exhibit C.

7. Conditions Precedent.

a. Documents to be Delivered. The obligation of each Lender to make any Loan is subject to the due execution and delivery by the Borrower (or the Borrower causing the due execution and delivery) to each Lender of each of the following (all documents to be in form and substance reasonably satisfactory to each Lender and its counsel):

i. This Agreement, the Notes, the Draw Down Notice and each other instrument, agreement and document to be executed and/or delivered pursuant to this Agreement and/or the instruments, agreements and documents referred to in this Agreement.

ii. A certified copy of the resolutions of the Board of Directors (or if the Board of Directors takes action by unanimous written consent, a copy of such unanimous written consent containing all of the signatures of the members of the Board of Directors) of the Borrower, dated as of the initial Closing Date, authorizing the execution, delivery and performance of the Loan Documents.

iii. A certificate, dated as of the applicable Closing Date, signed by an executive officer of the Borrower to the effect that the representations and warranties set forth in Section 8 of this Agreement are true and correct as of the applicable Closing Date.

b. Absence of Certain Events. The occurrence of (i) a Material Adverse Effect (as defined below) shall not have occurred and be continuing as of any Closing Date; (ii) an Event of Default shall not have occurred and be continuing as of any Closing Date; and (iii) an event of default under the Borrower’s senior credit facility (the “Senior Credit Facility”) among the Borrower and the senior lenders named therein (the “Senior Lenders”) shall not have occurred and be continuing as of any Closing Date.

8. Representations and Warranties.

a. To induce each Lender, jointly and severally, to make the Loan, the Borrower hereby represents and warrants to each Lender that:

i. The Borrower has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted. The Borrower is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the ability of the Borrower to perform its obligations hereunder or on the business, operations, properties, prospects or financial condition of the Borrower.

ii. Each of the Loan Documents has been duly authorized, validly executed and delivered on behalf of the Borrower and is a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Borrower has full power and authority to execute and deliver this Agreement and the Loan Documents and to perform its obligations hereunder and thereunder.

iii. The execution, delivery and performance of this Agreement and the Loan Documents will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Borrower’s certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Borrower is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Borrower, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Borrower or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

iv. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Borrower is required in connection with the valid execution and delivery of this Agreement or the Loan Documents.

b. To induce the Borrower to enter into this Agreement, each of the Lenders, severally and not jointly, hereby represents and warrants to the Borrower that:

i. Each of the Lenders has been duly organized and is validly existing and in good standing under the laws of the state of its formation or incorporation.

ii. Each of the Loan Documents has been duly authorized, validly executed and delivered on behalf of the Lenders and is a valid and binding obligation of the Lenders enforceable against the Lenders in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Lenders have full power and authority to execute and deliver this Agreement and the Loan Documents and to perform their obligations hereunder and thereunder.

iii. The execution, delivery and performance of this Agreement and the Loan Documents will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the each of the Lender’s certificate of formation or operational documents, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which each of the Lenders is a party or by which each or any of their material properties or assets are bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over each of the Lenders, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Borrower or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

iv. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Lenders are required in connection with the valid execution and delivery of this Agreement or the Loan Documents.

All representations and warranties made by the parties under or in connection with this Agreement shall survive the making of the Loans and issuance and delivery of the Notes to the Lenders, notwithstanding any investigation made by the parties or on their behalf. All statements contained in any certificate delivered by the Borrower to the Lenders under this Agreement or any Loan Document shall constitute representations and warranties made by the respective party hereunder.

9. Events of Default; Remedies. Upon the occurrence of any of the following (each, an “Event of Default”):

a. the Borrower shall fail to make the payment of any amount of any principal outstanding after the date such payment shall become due and payable hereunder which failure shall continue for more than five (5) business days notice thereof from the Lenders to the Borrower; or

b. the Borrower shall fail to make any payment of interest after the date such interest shall become due and payable hereunder which failure shall continue for more than five (5) business days notice thereof from the Lenders to the Borrower; or

c. any representation, warranty, covenant or certification made by the Borrower in any Loan Document or any certificate delivered by the Borrower to the Lenders under this Agreement shall prove to have been false or incorrect in a material respect or breached in a material respect on the date as of which made, and such misstatement or breach is not cured within five (5) business days after receipt of written notice thereof from the Lenders to the Borrower; or

d. the holder of any indebtedness (“Indebtedness”) of the Borrower shall accelerate any payment of any amount or amounts of principal or interest on such Indebtedness (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness is in excess of $1,000,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such Indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within twelve (12) business days of such acceleration; or

e. a judgment or order for the payment of money shall be rendered against the Borrower in excess of $1,000,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60) consecutive days following entry of the judgment or order in excess of $1,000,000 or the judgment or order which causes the aggregate amount described above to exceed $1,000,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

f. the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (vi) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

g. a proceeding or case shall be commenced in respect of the Borrower without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Borrower or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Borrower and shall continue undismissed, or unstayed and in effect for a period of sixty (60) consecutive days;

THEN, the Lenders may, at their election and without demand or notice of any kind, which are hereby waived, declare the unpaid balance of the Notes, and accrued interest thereon, immediately due and payable, proceed to collect the same, and exercise any and all other rights, powers and remedies given it by the Loan Documents or otherwise at law or in equity.

10. Mandatory Repayment. If the Volume Weighted Average Prices (as defined in Section 5 hereof) of the Common Stock equals or exceeds $2.00 for a period of ten (10) consecutive trading days (a “Triggering Event”), the Lenders may request in writing within two (2) business days of such Triggering Event (the “Lenders’ Repayment Notice”), the repayment of all outstanding principal and accrued interest under the Notes as set forth in this Section 10. In the event that the Lenders do not timely deliver a Lenders’ Repayment Notice, then such right to repayment shall expire, and in which case, the Lenders’ right to repayment under this Section 10 shall only arise again upon a subsequent Triggering Event. The Borrower shall repay the outstanding principal and accrued interest under the Notes to the Lenders in cash, subject to Section 6 hereof, or in shares of Common Stock (determined in accordance with Section 5 hereof), at the option of the Borrower, within five (5) business days of the Borrower’s receipt of the Lenders’ Repayment Notice. If shares of Common Stock are issued to the Lenders upon a Triggering Event in accordance with this Section 10, the Borrower represents and warrants that the shares of Common Stock shall be issued in a transaction exempt from registration in accordance with the Securities Act.

11. Miscellaneous.

a. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

b. Each of the Borrower and each Lender (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Loan Documents and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Borrower and each Lender consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 13(j) below and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 13(c) shall affect or limit any right to serve process in any other manner permitted by law.

c. Any forbearance, failure, or delay by a party hereto in exercising any right, power, or remedy shall not preclude the further exercise thereof, and all of such party’s rights, powers, and remedies shall continue in full force and effect until specifically waived in writing by such party.

d. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

e. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

f. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

g. The Borrower shall reimburse the Lenders, on demand, for all reasonable fees and costs incurred by the Lenders (including reasonable fees and costs of the Lenders’ counsel) in connection with the enforcement of the Lenders’ rights and remedies thereunder.

h. This Agreement, the Subordination Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by all parties to this Agreement.

i. Any notices, demands or waivers required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case to the address of the party to receive such notice, demand or waiver as set forth below:

If to the Borrower:

FiberNet Telecom Group, Inc.

570 Lexington Avenue

New York, New York 10022

Attention: President

Tel. No.: (212) 405-6200

Fax No.: (212) 421-8860

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

666 Third Avenue

New York, New York 10017

Attention: Todd E. Mason

Tel. No.: (212) 935-3000

Fax No.: (212) 983-3115

If to North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC or North Sound Legacy International Ltd.:

c/o North Sound Capital LLC

53 Forest Avenue, Suite 202

Old Greenwich, CT 06870

Attention: Andrew Wilder

Fax No.: (203) 967-5701

with a copy to:

Jenkens & Gilchrist Parker Chapin LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attention: Christopher S. Auguste

Tel. No.: (212) 704-6000

Fax No.: (212) 704-6288

Each party shall provide notice to the other party of any change in address, such notice to become effective upon receipt.

j. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Borrower shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lenders. Notwithstanding the foregoing, each Lender may assign its rights hereunder to any other person or entity (the “Assignee”) without the consent of the Borrower provided that the Assignee provides written acknowledgement that this Agreement and the Notes are subject to the Subordination Agreement.

k. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person. For the avoidance of doubt, the provisions in the Subordination Agreement are for the benefit of the Senior Lenders and their respective permitted successors and assigns, and are not for the benefit of, nor may any provision thereof be enforced by, any other person.

l. All remedies of the Lenders (i) are cumulative and concurrent, (ii) may be exercised independently, successively or together against the Borrower, (iii) shall not be exhausted by any exercise thereof, but may be exercised as often as occasion therefor may occur, and (iv) shall not be construed to be waived or released by the Lenders’ delay in exercising, or failure to exercise, them or any of them at any time it may be entitled to do so.

[Signature page follows]

By executing the appropriate signature line below, each of the executing parties, intending to be legally bound hereby, agrees to the terms and conditions of this Agreement as of the date hereof.

Very truly yours,

NORTH SOUND LEGACY FUND LLC

By:
Name:
Title:

NORTH SOUND LEGACY INSTITUTIONAL FUND LLC

By:
Name:
Title:

NORTH SOUND LEGACY INTERNATIONAL LTD.

By:
Name:
Title:

FIBERNET TELECOM GROUP, INC.

By:
Name
Title:

Exhibit A

Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FIBERNET TELECOM GROUP, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

FIBERNET TELECOM GROUP, INC.

SUBORDINATED PROMISSORY NOTE

U.S. $	New York, New York
, 2003

FOR VALUE RECEIVED, the undersigned, FiberNet Telecom Group, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of                                                                   or any future permitted holder of this promissory note (the “Lender”), at the principal office of the Lender set forth herein, or at such other place as the Lender may designate in writing to the Borrower, the principal sum of up to                                                       DOLLARS (U.S. $                    ), together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the “Note”). This Note is the Note referred to in the Loan Agreement dated June 13, 2003 between the Borrower, the Lender and the other lenders party thereto (the “Loan Agreement”).

1. Principal and Interest Payments.

(a) Subject to Section 6 of the Loan Agreement, the Borrower shall repay in full the entire principal balance then outstanding under this Note on the earlier (the “Maturity Date”) of: (i) July 31, 2007, or (ii) the acceleration of the obligations as contemplated by this Note. The Maturity Date may be extended as agreed upon in writing between the parties.

(b) Interest on the outstanding principal balance of this Note shall accrue at a rate of six percent (6%) per annum. Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and, subject to Section 6 of the Loan Agreement, shall be payable by the Borrower semi-annually, in accordance with Section 2 of the Loan Agreement. Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law, the Borrower will pay interest to the Lender, payable on demand, subject to Section 6 of the Loan

Agreement, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the rate of ten percent (10%) per annum.

2. Repayment. Repayment of this Note shall be governed by the provisions of Section 5 of the Loan Agreement.

3. Subordination to Borrower’s Senior Credit Facility. The subordinated nature of this Note shall be as provided in Section 6 of the Loan Agreement.

4. Mandatory Repayment. The conditions upon which mandatory prepayment of this Note shall occur shall be as provided in Section 10 of the Loan Agreement.

5. Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

6. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Lender with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Borrower shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

7. Parties in Interest, Transferability. This Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 9 of this Note, or pledged, hypothecated or otherwise granted as security by the Lender provided that the Lender’s successors and permitted assigns provide written acknowledgement that this Note is subject to the Subordination Agreement.

8. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. Upon an Event of Default (as defined in the Loan Agreement), the Lender shall have all the rights and remedies contained in the Loan Agreement. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note or in the Loan Agreement, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Lender’s right to pursue actual damages for any failure by the Borrower to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Lender and shall not, except as expressly provided herein, be subject to any other obligation of the Borrower (or the performance thereof).

9. Compliance with Securities Laws. The Lender acknowledges that this Note is being acquired solely for the Lender’s own account and not as a nominee for any other party, and for investment, and that the Lender shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FIBERNET TELECOM GROUP, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH NOTE UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

“THE INDEBTEDNESS AND ALL OBLIGATIONS EVIDENCED OR REPRESENTED HEREBY, AND CERTAIN OTHER SUBORDINATED CLAIMS, ARE POSTPONED, SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS, AS DEFINED IN AND ON THE TERMS SET FORTH IN THE SUBORDINATION AGREEMENT DATED AS OF JUNE 13, 2003, EXECUTED AND DELIVERED FOR THE BENEFIT OF THE HOLDERS OF SUCH SENIOR INDEBTEDNESS BY THE MAKER HEREOF, DEUTSCHE BANK AG NEW YORK BRANCH, AND CERTAIN OTHER SIGNATORIES THERETO. THE PROVISIONS OF SAID AGREEMENT ARE HEREBY INCORPORATED HEREIN, AS IF SET FORTH AT LENGTH HEREIN AND A COPY OF SAID AGREEMENT WILL BE PROVIDED BY BORROWER UPON REQUEST”

10. Borrower Waivers. Except as otherwise specifically provided herein or in the Loan Agreement, the Borrower and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Borrower liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

a. No delay or omission on the part of the Lender in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Lender, nor shall any waiver by the Lender of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

12. Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be provided in the manner specified in the Loan Agreement.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first written above.

FIBERNET TELECOM GROUP, INC.

By:
Name: Title:

Exhibit B

Form of Draw Down Notice

Reference is made to the Loan Agreement dated as of June 13, 2003 (the “Agreement”) by and among FiberNet Telecom Group, Inc., a Delaware corporation (the “Borrower”) and North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd (the “Lenders”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement.

In accordance with and pursuant to Section 4 of the Agreement, the Borrower hereby issues this Draw Down Notice to request a Loan for the amount indicated below.

Loan Amount:

Closing Date:

Dated:

FIBERNET TELECOM GROUP, INC.

By:
Name: Title:

Address:

Facsimile No.:

Wire Instructions:

Contact Name:

Exhibit C

Form of Subordination Agreement

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is made as of June 13, 2003 among DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Senior Lenders referred to below (the “Administrative Agent”), NORTH SOUND LEGACY FUND LLC, a Delaware limited liability company, NORTH SOUND LEGACY INSTITUTIONAL FUND LLC, a Delaware limited liability company and NORTH SOUND LEGACY INTERNATIONAL LTD., a British Virgin Islands corporation (collectively, the “Subordinated Lenders”, and together with the Administrative Agent, the “Parties”).

RECITALS

WHEREAS, FiberNet Operations, Inc. (“FiberNet”) and Devnet L.L.C. (“Devnet” and, together with FiberNet, the “Borrowers”) are the borrowers under an Amended and Restated Credit Agreement, dated as of February 9, 2001 (as amended from time to time, the “Credit Agreement”), with, among others, the lenders from time to time party thereto (the “Senior Lenders”) and the Administrative Agent;

WHEREAS, the obligations of the Borrowers under the Credit Agreement are guaranteed by (i) FiberNet Telecom Group, Inc. (the “Parent”) pursuant to an Amended and Restated Parent Guaranty Agreement, dated as of February 9, 2001 (the “Guaranty”), between the Parent and the Administrative Agent and (ii) certain subsidiaries of FiberNet (together with the Parent, the “Guarantors”);

WHEREAS, the Parent is, concurrently herewith, entering into a subordinated draw down credit facility, dated as of the date hereof among the Parent and the Subordinated Lenders (the “Subordinated Credit Facility”), pursuant to which the Parent, on the terms and conditions provided therein, agrees to issue one or more unsecured subordinated promissory notes to the Subordinated Lenders in connection with the draw down of loans by the Parent thereunder in the aggregate principal amount of $3,000,000.00 (the “Notes”), a copy of which is attached hereto as Exhibit A; and

WHEREAS, the Administrative Agent, the Parent, the Borrowers and the Subordinated Lenders wish to agree as to certain matters concerning the Subordinated Credit Facility and the Notes.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties, for themselves and for each present and future holder of indebtedness under the Subordinated Credit Facility and the Notes, hereby agree, for the direct and legally enforceable benefit of each Lender under the Credit Agreement and each other present and future holder of Senior Indebtedness, as follows:

1. Definitions and Rules of Construction.

a. DEFINITIONS. The following terms, as used in this Agreement, have the following meanings:

“Bankruptcy Case” means any proceeding commenced by or against the Parent or any of its subsidiaries, under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et. seq.), as amended, and any successor statute.

“Disqualified Stock” means any Capital Stock (as defined in the Credit Agreement) that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to repayment in full of all of the Senior Indebtedness.

“Loan Documents” means, collectively, the Credit Agreement, the Guaranty, any Loan Documents (as defined in the Credit Agreement), and any other document, instrument, or agreement now existing or in the future entered into evidencing, documenting, securing, or otherwise relating to Senior Indebtedness, together with any amendments, replacements, substitutions, or restatements thereof.

“Proceeding” means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Parent or any of its subsidiaries, its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of the Parent or any of its subsidiaries, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) general assignment for the benefit of creditors of the Parent or any of its subsidiaries or (d) other marshaling of the assets of the Parent or any of its subsidiaries.

“Qualified Common Stock” means any Common Stock of the Parent that is not Disqualified Stock.

“Secured Party” has the meaning given such term in the Credit Agreement.

“Senior Indebtedness” means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, and obligations of the Parent or the Borrowers owing to any Secured Party under or pursuant to any Loan Document, whether direct or indirect, contingent or of any other nature, character, or description (including all interest and other amounts accruing after commencement of any Bankruptcy Case and all interest and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and become due or otherwise would have been allowed), and any refinancings, renewals, refundings, or extensions of such amounts.

“Subordinated Claims” means (a) all present and future indebtedness, claims, debts, liabilities, and obligations against Parent or any of its subsidiaries on account or in respect of the principal of and interest and prepayment premium (if any) on the loans made under or evidenced by the Subordinated Credit Facility and the Notes, including any guaranty thereof, (b) any and all indebtedness, claims, debts, liabilities, and obligations arising under any of the Subordinated Note Documents, and (c) any and all indebtedness, claims, debts, liabilities, and obligations in any manner based thereon, arising therefrom or related thereto, in each case whether now outstanding or at any time hereafter arising and whether based on contract or quasi-contract or founded in tort or arising by law or otherwise, and specifically includes (without limitation) all claims against Parent or any of its subsidiaries for fees, taxes, expense reimbursements, indemnities and other amounts, obligations or liabilities under any Subordinated Note Document.

“Subordinated Note Documents” means the Notes, the Subordinated Credit Facility and all other instruments and agreements of every type and description at any time delivered by Parent or any of its subsidiaries evidencing, governing, securing, assuring, or otherwise relating to the Notes or any other Subordinated Claim.

b. OTHER DEFINITIONAL PROVISIONS. When used in this Agreement: (i) the words “herein,” “hereof,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement; (ii) the words “include,” “includes,” and “including” are not limiting; the word “or” has, except where otherwise required by the context, the inclusive meaning represented by the phrase “and/or”; (iii) unless otherwise specified, the words “Section,” “Schedule” and “Exhibit” refer to Sections of, and Schedules and Exhibits to, this Agreement; and (iv) the singular includes the plural, and vice versa, whenever the context so requires.

2. Payments Under Notes.

a. PAYMENT TERMS. Each of the Subordinated Lenders hereby acknowledges and agrees that (i) the Subordinated Claims are not guaranteed by any subsidiary of the Parent and are unsecured and (ii) no payment or distribution of any kind (whether in the form of cash or other property) shall be made in connection with any Subordinated Claim, including the Notes, whether on account of principal, interest, fees, costs or expenses or otherwise, and whether at maturity, by prepayment or otherwise, prior to the date on which all Senior Indebtedness has been indefeasibly paid in full in cash (other than payments of principal and interest made pursuant to the terms of the Subordinated Credit Facility and the Notes in shares of Qualified Common Stock of the Parent) unless otherwise consented to by the Majority Lenders (as defined in the Credit Agreement). Each of the Subordinated Lenders agree that it will not ask, demand, sue for, take or receive from the Parent by set-off or in any other manner, or retain payment (in whole or in part) of any Subordinated Claim, including the Notes, or any security therefor, unless and until all of the Senior Indebtedness has been paid in full in cash. For the avoidance of doubt, the Senior Lenders will first be entitled to receive payment in full in cash of the Senior Indebtedness before the Subordinated Lenders will be entitled to receive or retain any payment (whether in cash, property, securities or otherwise) on account of any Subordinated Claim, including the Notes (other than payments of principal and interest made pursuant to the terms of the Subordinated Credit Facility and the Notes in shares of Qualified Common Stock of the Parent).

b. PAYMENTS HELD IN TRUST. If, notwithstanding the provisions of Section 2.1 above, any payments (other than payments of principal and interest made pursuant to the terms of the Subordinated Credit Facility and the Notes in shares of Qualified Common Stock of the Parent) are received by the Subordinated Lenders or their agents on account of any Subordinated Claim, including amounts due under the Notes, whether in the form of cash or other property, or any cash or other property is delivered to the Subordinated Lenders or their agents purportedly as collateral for the obligations of the Parent pursuant to any Subordinated Claim, including under the Notes (any of which is not permitted), such payments, cash or other property will, in each case, be deemed to have been received for the account of the Administrative Agent and shall be held in trust for the Secured Parties and immediately paid over to the Administrative Agent for application as provided in the Credit Agreement and the Guaranty.

3. No Alteration.

a. NO ALTERATION. The payment and collateral restrictions contained herein shall not be affected by any amendment, modification, supplement, extension, renewal, restatement, or refinancing of any of the Senior Indebtedness nor by any action or inaction which the Administrative Agent or any other Secured Party may take or fail to take under or in respect of the Senior Indebtedness.

4. OTHER PROVISIONS.

a. MODIFICATION OF LOAN DOCUMENTS. Any of the Secured Parties may at any time and from time to time without the consent of or notice to the Subordinated Lenders, and without incurring liability to the Subordinated Lenders, or impairing the obligations of the Subordinated Lenders under this Agreement, agree to amend or modify in any manner any Loan Document (including, without limitation, any one or more of the following: (a) change the manner, place or terms of payment of or extend the time of payment of, or renew or alter, the Senior Indebtedness or any collateral security or guaranty therefor, or otherwise amend or supplement in any manner the Senior Indebtedness or any instruments evidencing the same or any agreement under which the Senior Indebtedness is outstanding or any Loan Document; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (c) release any person liable in any manner for the Senior Indebtedness; and/or (d) exercise or refrain from exercising any rights against the Parent and any other person).

b. MODIFICATION OF PROMISSORY NOTES. Prior to the Termination Date (as defined below), the Subordinated Lenders shall not without the prior written consent of the Administrative Agent:

i. Agree to any amendment, modification or supplement to the Subordinated Credit Facility, the Notes or any other Subordinated Note Document; receive guaranties with respect to the Subordinated Credit Facility, the Notes or any other Subordinated Note Document, or otherwise cause any person in addition to the Parent to assume obligations with respect to the Subordinated Credit Facility, the Notes or any other Subordinated Note Document; or accept or receive any liens, security interests, deposits or collateral to secure payment thereof; or

ii. Sell, assign, pledge, dispose of or otherwise transfer all or any portion of any Subordinated Claim, including the indebtedness evidenced by the Notes, unless prior to the consummation of any such action any transferee thereof agrees in writing to be bound by the provisions hereof applicable to the Subordinated Lenders and to the continued effectiveness of all of the rights of the Secured Parties under this Agreement. Notwithstanding the failure of any such transferee to so agree, this Agreement shall survive any such sale, assignment, pledge, disposition or other transfer, and the terms of this Agreement shall be binding upon any such transferee.

c. ACCELERATION AND ENFORCEMENT OF SUBORDINATED CLAIMS. Each of the Subordinated Lenders agrees not to demand, accelerate, bring suit to collect or otherwise exercise or enforce any right or remedy in respect of the amounts due under the Subordinated Credit Facility and the Notes or commence or prosecute any action or proceeding thereon or otherwise exercise or enforce any right or remedy in respect of the amounts due under the Subordinated Credit Facility and the Notes, including any right or remedy that otherwise might be available to it in any Bankruptcy Case, unless the Senior Indebtedness outstanding under the Loan Documents has been declared immediately due and payable by the Senior Lenders or has otherwise become immediately due and payable.

d. PROCEEDING AGAINST PARENT. Each of the Subordinated Lenders agrees not to commence or join with any other creditor or creditors of the Parent in commencing any Proceeding against the Parent or any of its subsidiaries.

e. BANKRUPTCY ISSUES.

i. This Agreement shall continue in full force and effect after the commencement of a Bankruptcy Case (all references herein to the Parent being deemed to apply to the Parent as debtor-in-possession and to a trustee for the Parent’s estate in a Bankruptcy Case).

ii. In the context of a Bankruptcy Case, the Senior Indebtedness shall be paid in full in cash before any payment of or with respect to any Subordinated Claim, including the Notes, shall be made (whether in respect of principal, interest, premium, fees, indemnities, commissions or otherwise).

iii. In the context of a Bankruptcy Case, any payment or distribution, whether in cash, property or securities, which, but for the terms hereof, otherwise would be payable or deliverable in respect of a Subordinated Claim, shall be paid or delivered directly to the Administrative Agent (to be held or applied in accordance with the terms of the Loan Documents) until all Senior Indebtedness is paid in full in cash, and each of the Subordinated Lenders irrevocably authorizes, empowers and directs all receivers, trustees, debtors in possession, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and each of the Subordinated Lenders also irrevocably authorizes, empowers and directs the Administrative Agent to demand, sue for, collect and receive every such payment or distribution.

iv. Each of the Subordinated Lenders agrees to execute and deliver to the Administrative Agent all such further reasonable instruments confirming the irrevocable authorizations referred to in the foregoing clause (C) as the Administrative Agent may reasonably request at any time.

v. Each of the Subordinated Lenders agrees not to initiate or prosecute, or encourage any other entity to initiate or prosecute, any claim, objection, action or proceeding (or vote any claim in a Bankruptcy Case which would have the effect of) challenging or objecting to the enforceability of the Senior Indebtedness, any liens or security interests securing the Senior Indebtedness, any claim or adequate protection rights granted or allowed by a bankruptcy court in favor of the Secured Parties, the terms of any proposed orders authorizing the use of cash collateral to which the holders of a majority in principal amount of the Senior Indebtedness consent, or the terms of any proposed debtor-in-possession financing to be provided by any Secured Party or otherwise supported by the holders of a majority in the principal amount of the Senior Indebtedness in a Bankruptcy Case.

vi. Each of the Subordinated Lenders agrees to execute, verify, deliver and file any proofs of claim in respect of amounts owing under a Subordinated Claim requested by the Administrative Agent or its successors in connection with any Bankruptcy Case and irrevocably authorize, empower and appoint the Administrative Agent as the Subordinated Lenders’ attorney-in-fact to execute, verify, deliver and file such proofs of claim and to vote such claims in any proceeding. In the event that the Administrative Agent or any such successor votes any claim in accordance with the authority granted hereby, the Subordinated Lenders shall not be entitled to change or withdraw such vote.

f. REMEDIES. In the event that the Subordinated Lenders or the Parent fails to observe or perform any covenant or agreement to be observed or performed hereunder, the Secured Parties and/or any agent(s) on their behalf may proceed to protect and enforce their rights by suit in equity or action at law, whether for specific performance of any term contained in these subordination provisions, or for an injunction against the breach of any such term or in aid of the exercise of any power granted in these subordination provisions or to enforce any other legal or equitable right of the Secured Parties, or to take any one or more such actions.

g. FURTHER ASSURANCES. Each of the Subordinated Lenders, at its own cost, shall take any further action as the Senior Lenders or any agent thereof may reasonably request in order to carry out more fully the intent and purpose of these subordination provisions.

h. BINDING EFFECT; LEGENDS. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable, and shall remain in full force and effect until the Senior Indebtedness shall have been indefeasibly paid in full in cash, the commitments under the Credit Agreement shall have been irrevocably terminated, all letters of credit issued pursuant to any Loan Document shall have expired or terminated and the Interest

Rate Agreements (as defined in the Credit Agreement) shall have been irrevocably terminated (the latest to occur of the foregoing being referred to as the “Termination Date”), but shall continue to be effective, or be reinstated, as the case may be (and the Termination Date shall accordingly be extended), if any payment, or any part thereof, of any amount paid by or on behalf of the Parent or the Borrowers with regard to any Senior Indebtedness is rescinded or must otherwise be restored or returned upon or as a result of any Bankruptcy Case, or for any other reason, all as though such payments had not been made.

Parent and each holder of Subordinated Claims represents, warrants and agrees that the following legend will be and shall at all times remain placed conspicuously upon the face and signatures pages of the Notes and each other instrument evidencing any Subordinated Claim held by such holder:

“The indebtedness and all obligations evidenced or represented hereby, and certain other subordinated claims, are postponed, subordinated and junior in right of payment to Senior Indebtedness, as defined in and on the terms set forth in the Subordination Agreement dated as of June 13, 2003, executed and delivered for the benefit of the holders of such Senior Indebtedness by the maker hereof, Deutsche Bank AG New York Branch, and certain other signatories thereto. The provisions of said agreement are hereby incorporated herein, as if set forth at length herein and a copy of said agreement will be provided by Parent upon request.”

Parent agrees that neither Parent nor any of its subsidiaries shall at any time issue any promissory note in substitution, replacement or exchange for the Notes or any such other instrument, and (notwithstanding any contrary agreement enforceable by any holder of Subordinated Claims) neither Parent nor any of its subsidiaries shall be obligated to issue any such promissory note or other instrument, except only a promissory note that has such legend likewise placed thereon.

i. SUBROGATION. No payment or distribution to any holder of Senior Indebtedness pursuant to the provisions hereof shall entitle the Subordinated Lenders to exercise any right of subrogation in respect thereof until the indefeasible payment in full in cash of all Senior Indebtedness, the termination of all commitments under the Credit Agreement, the termination of all Interest Rate Agreements (as defined in the Credit Agreement) to which any Secured Party is a party, and the termination or expiration of each letter of credit issued by any Secured Party pursuant to the terms of any Loan Document. Subject to and from and after the indefeasible payment in full in cash of all Senior Indebtedness, the termination of all commitments under the Credit Agreement, the termination of all Interest Rate Agreements to which any Secured Party is a party, and the termination or expiration of each letter of credit issued by any Secured Party pursuant to the terms of any Loan Document, the Subordinated Lenders shall be subrogated to the rights of the Secured Parties to receive payments or distributions of cash, property or securities of the Parent applicable to the Senior Indebtedness until all amounts owing on the Subordinated Credit Facility and the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the Secured Parties to which the Subordinated Lenders would be entitled but for the provisions hereof, and no payments paid over by the Subordinated Lenders to the Secured Parties pursuant to the provisions hereof, shall, as among the Parent, its creditors other than the Secured Parties, and the Subordinated Lenders, be deemed to be a payment or distribution on account of the Subordinated Credit Facility and the Notes.

j. REPRESENTATIONS AND WARRANTIES. Each of the Subordinated Lenders hereby represent and warrant to each present and future holder of any Senior Indebtedness that (a) it and the other Subordinated Lenders party hereto all, collectively, own and are the sole holders of indebtedness outstanding under the Subordinated Credit Facility and the Notes, (b) it has duly executed and delivered this Agreement, in compliance with all laws and regulations applicable to it and all agreements binding upon it, with full power and authority to bind itself, and (c) this Agreement is binding upon and legally enforceable against it.

5. MISCELLANEOUS.

a. WAIVER. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance.

b. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York . The parties agree that actions may be tried and litigated in the state and federal courts located in the County of New York in the State of New York.

c. HEADINGS. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

d. PARTIES INTENDED TO BE BENEFITED. All of the understandings, covenants, and agreements contained herein are solely for the benefit of the Parties, their successors and assigns, and the Secured Parties, and there are no other parties, including the Parent, the Borrowers or any of its or their creditors, successors, or assigns, which are intended to be benefited in any way by this Agreement.

e. NO LIMITATION INTENDED. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights of the Secured Parties with respect to any third parties. The Secured Parties hereby specifically reserve all of their respective rights against the Parent, the Borrowers and all other third parties.

f. NOTICE. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties desires to give or serve upon the other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be delivered either in person, with receipt acknowledged, or by regular, registered, or certified

United States mail, postage prepaid, by facsimile, or by recognized overnight courier service, addressed as follows:

If to the Administrative Agent, at:

Deutsche Bank AG New York Branch

Telecom Portfolio Management

31 West 52nd Street, 7th Floor

Mailstop: NYC01-0701

New York, New York 10019

Attention: Alexander Richarz

Fax: (646) 324-7455

and with a copy to:

Latham & Watkins

885 Third Avenue

New York, New York 10022

Attention: John N. Toufanian, Esq.

Fax: (212) 751-4864

If to North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC or North Sound Legacy International Ltd.:

c/o North Sound Capital LLC

53 Forest Avenue, Suite 202

Old Greenwich, CT 06870

Attention: Andrew Wilder

Fax No.: (203) 967-5701

and with a copy to:

Jenkens & Gilchrist Parker Chapin LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attention: Christopher S. Auguste

Tel. No.: (212) 704-6000

Fax No.: (212) 704-6288

or at such other address as may be substituted by notice given as herein provided. Giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given when received.

g. SEVERABILITY; INTERPRETATION. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. To the extent any provision hereof is inconsistent with any provision in any of the Subordinated Note Documents, the provisions of this Agreement shall govern.

h. COMPLETE AGREEMENT. This Agreement constitutes the complete agreement and understanding of each of the Parties, and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.

i. NO JOINT VENTURE. Each of the Parties acknowledges and confirms that this Agreement shall not create a joint venture, agency or fiduciary relationship.

j. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the parties each in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

k. ATTORNEYS FEES AND EXPENSES. If any action is brought to enforce the provisions of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys fees and costs.

l. WAIVER OF JURY TRIAL. Each of the parties hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (a) arising under this agreement or any other instrument, document, or agreement executed or delivered in connection herewith, or (b) in any way connected with or related or incidental to the dealings of the parties with respect to this agreement or any other instrument, document or agreement executed or delivered by them in connection herewith, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise. Each of the parties hereby agrees and consents that any claim, demand, action or cause of action shall be decided by court trial without jury, and that any of them may file an original counterpart or a copy of this section with any court as written evidence of the consent to the waiver of right to trial by jury.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

NORTH SOUND LEGACY FUND LLC, as Subordinated Lender

By:
Name:
Title:

NORTH SOUND LEGACY INSTITUTIONAL FUND LLC, as Subordinated Lender

By:
Name:
Title:

NORTH SOUND LEGACY INTERNATIONAL LTD., as Subordinated Lender

By:
Name:
Title:

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges that it has received a copy of the foregoing Agreement and consents thereto, and agrees to recognize all rights granted thereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Agreement. Each of the undersigned further acknowledges that it is not an intended beneficiary or third party beneficiary under the Agreement.

Dated as of June 13, 2003.

FIBERNET TELECOM GROUP, INC., a Delaware corporation

By:
Name:
Title:

FIBERNET OPERATIONS, INC., a Delaware corporation

By:
Name:
Title:

DEVNET L.L.C. a Delaware limited liability company

By:
Name:
Title: